UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

303 W. Wall, Suite 1400
Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
    On September 7, 2007, Legacy Reserves LP ("Legacy") entered into NYMEX WTI Oil swaps adding to its hedges for forecasted oil production for the fourth quarter of 2007 and calendar years 2008 through 2012. The swap transaction has Legacy paying its counterparty floating prices and receiving fixed prices of $74.26 per barrel on 8,500 barrels per month during the fourth quarter of 2007, $71.55 per barrel on 8,000 barrels per month during 2008, $70.30 per barrel on 14,500 barrels per month during 2009, $69.25 per barrel on 14,000 barrels per month during 2010, $68.85 per barrel on 13,000 barrels per month during 2011 and $68.67 per barrel on 12,500 barrels per month during 2012.

    On September 7, 2007, Legacy entered into WAHA Natural Gas swaps adding to its hedges for forecasted natural gas production for the fourth quarter of 2007 and calendar years 2008 through 2012. The swap transaction has Legacy paying its counterparty floating prices and receiving fixed prices of $7.16 per MMBtu on 12,419 MMBtu per month during the fourth quarter of 2007, $7.16 per MMBtu on 11,476 MMBtu per month during 2008, $7.16 per MMBtu on 10,393 MMBtu per month during 2009, $7.16 per MMBtu on 9,556 MMBtu per month for 2010, $7.16 per MMBtu on 8,935 MMBtu per month for 2011 and $7.16 per MMBtu on 8,328 MMBtu per month for 2012.

    On September 7, 2007, Legacy entered into ANR-Oklahoma Natural Gas swaps adding to its hedges for forecasted natural gas production for the fourth quarter of 2007 and calendar years 2008 through 2012.  The swap transaction has Legacy paying its counterparty floating prices and receiving fixed prices of $6.85 per MMBtu on 18,418 MMBtu per month during the fourth quarter of 2007, $6.85 per MMBtu on 17,657 MMBtu per month during 2008, $6.85 per MMBtu on 16,700 MMBtu per month during 2009, $6.85 per MMBtu on 15,872 MMBtu per month for 2010, $6.85 per MMBtu on 15,067 MMBtu per month for 2011 and $6.85 per MMBtu on 14,375 MMBtu per month for 2012.

    On September 7, 2007, Legacy entered into Mt. Belvieu OPIS Natural Gas Liquid ("NGL") swaps adding to its hedges for forecasted NGL production for the fourth quarter of 2007 and calendar year 2008.  The swap transaction has Legacy paying its counterparty floating prices and receiving fixed prices of $0.7875 per gallon on 28,543 gallons of C2 Ethane per month for the fourth quarter of 2007, $0.6625 per gallon on 27,277 gallons of C2 Ethane per month for 2008, $1.2563 per gallon on 94,787 gallons of C3 Propane per month for the fourth quarter of 2007, $1.15 per gallon on 90,582 gallons of C3 Propane per month for 2008, $1.48 per gallon on 81,290 gallons of nC4 Butane per month for the fourth quarter of 2007, $1.41 per gallon on 77,684 gallons of nC4 Butane per month for 2008, $1.525 per gallon on 30,505 gallons of iC4 Isobutane per month for the fourth quarter of 2007, $1.455 per gallon on 29,152 gallons of iC4 Isobutane per month for 2008, $1.68 per gallon on 109,213 gallons of C5+ Natural Gasoline per month for the fourth quarter of 2007 and $1.6225 per gallon on 104,368 gallons of C5+ Natural Gasoline per month for 2008.

    On September 11, 2007, the lenders under Legacy's revolving credit facility approved an increase in Legacy's borrowing base to $195 million from $150 million reflecting Legacy's recently closed acquisitions and the increase in proved developed producing reserves attributable to Legacy's capital expenditure program.

Item 7.01 Regulation FD Disclosure.
    On September 12, 2007, Legacy issued a press release relating to the entry into the above mentioned swaps and the borrowing base increase. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference in any filing by Legacy under the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release dated September 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP By: Legacy Reserves GP, LLC, its general partner

Date: September 13, 2007	By:	/s/ Steven H. Pruett
Steven H. Pruett
President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated September 12, 2007.